Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On October 30, 2009, ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited, subsidiaries of ARAMARK Corporation (the “Registrant”), completed the acquisition of the facilities management and property management businesses of Veris plc, an Irish company, for consideration of approximately €50.2 million in cash. These business interests include Vector, IEFM Ltd, Premier Property Management, Orange, Glenrye and Irish Estates Management, all of which are companies that were owned by Veris plc. The facilities management business provides a broad range of facility and project management and consulting services for clients across a wide range of industrial and commercial sectors in Ireland and the United Kingdom. The property management business operates three business units – commercial, residential and retail – through which it manages mixed and single use property developments.

The following unaudited pro forma condensed combined balance sheet and statement of operations have been developed by applying pro forma adjustments to the separate historical audited consolidated financial statements of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-K for the fiscal year ended October 2, 2009, the separate historical audited combined financial statements of the Subsidiaries of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited (the “Group”) as of and for the ten months ended October 31, 2009 attached hereto as Exhibit 99.1 to this Form 8-K/A and the separate historical unaudited combined statement of operations of the Group for the two months ended December 31, 2008. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The following unaudited pro forma condensed combined balance sheet at October 2, 2009 presents the Registrant’s historical financial position as though the acquisition had occurred on October 2, 2009.

The following unaudited pro forma condensed combined statement of operations for the year ended October 2, 2009 presents the combined results of the Registrant’s operations including the results of operations of the Group as if the acquisition had occurred on October 4, 2008, the first day of the Registrant’s 2009 fiscal year.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what the Registrant’s financial position or results of operations would have been had the acquisition actually occurred on the dates indicated and it does not purport to project the Registrant’s results of operations for any future period. There were no material transactions between ARAMARK Corporation and the Group during the period presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the separate historical audited consolidated financial statements of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-K for the fiscal year ended October 2, 2009, the separate historical audited combined financial statements of the Group as of and for the ten months ended October 31, 2009 attached hereto as Exhibit 99.1 to this Form 8-K/A and the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates (for example estimates as to the value of intangible assets) and the final acquisition accounting will occur and these differences could have a significant impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to combine or associated with the combination of the operations of ARAMARK Corporation and the Group or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information set forth herein due to certain factors beyond the Registrant’s control. See “Risk Factors” in the Registrant’s annual report on Form 10-K for the fiscal year ended October 2, 2009 for more information regarding these risks.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This presentation of unaudited condensed combined financial information includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including increased food costs, labor-related, energy or product sourcing and distribution costs; shortages of qualified personnel or increases in labor costs; costs and possible effects of further unionization of our workforce; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; a decline in attendance at client facilities; the unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters or a flu pandemic on our sales and operating results; the risk that clients may become insolvent; the risk that our insurers may become insolvent or may liquidate; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with our business conduct policy and governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws, human health and safety laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues, inability to retain current clients and renew existing client contracts; a determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; our competitor’s activities or announced planned activities; the effect on our operations of increased leverage and limitations on our flexibility as a result of increased restrictions in our debt agreements; potential future conflicts of interest between our Sponsors and other stakeholders; the impact on our business if we are unable to generate sufficient cash to service all of our indebtedness; the inability of our subsidiaries to generate enough cash flow to repay our debt; risks related to the structuring of our debt; our potential inability to repurchase our notes upon a change of control; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this report or that may be made in other filings with the Securities and Exchange Commission or elsewhere from time to time by, or on behalf of, us.

ARAMARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands US$)

	ARAMARK Corporation October 2, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. October 31, 2009	U.S. GAAP Adjustments (Note 4)		Pro Forma Adjustments (Note 5)		Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$224,644	$8,839			$(82,771	) a)	$150,712
Receivables	807,974	15,240					823,214
Inventories	464,157	386					464,543
Prepayments and other current assets	191,659	2,245	$26,716	a)			220,620

Total current assets	1,688,434	26,710	26,716		(82,771)		1,659,089

Property and Equipment, net	1,160,511	1,005					1,161,516
Goodwill	4,526,376	—			42,550	b)	4,568,926
Investment in Subsidiaries	—	20,673			(20,673	) c)	—
Other Intangible Assets	2,056,337	—			39,742	b)	2,096,079
Other Assets	867,767	—					867,767

	$10,299,425	$48,388	$26,716		$(21,152)		$10,353,377

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Current maturities of long-term borrowings	$43,943	$100					$44,043
Accounts payable	669,704	13,179					682,883
Accrued expenses and other current liabilities	1,020,932	7,926	$26,716	a)			1,055,574

Total current liabilities	1,734,579	21,205	26,716		$—		1,782,500

Long-Term Borrowings	5,677,740	65					5,677,805
Deferred Income Taxes and Other Noncurrent Liabilities	1,350,346	998			4,968	b)	1,356,312
Common Stock Subject to Repurchase	176,395	—					176,395
Shareholder’s Equity:
Common stock	—	496			(496	) c)	—
Capital surplus	1,445,451	14,476			(14,476	) c)	1,445,451
Earnings retained for use in the business	48,608	8,344			(8,344	) c)	48,608
Accumulated other comprehensive income (loss)	(133,694)	2,804			(2,804	) c)	(133,694)

Total shareholder’s equity	1,360,365	26,120	—		(26,120)		1,360,365

	$10,299,425	$48,388	$26,716		$(21,152)		$10,353,377

See accompanying notes to unaudited pro forma condensed combined financial statements.

ARAMARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands US$)

	ARAMARK Corporation Fiscal Year Ended October 2, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Ten Months Ended October 31, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Two Months Ended December 31, 2008	U.S. GAAP Adjustments (Note 4)		Pro Forma Adjustments (Note 6)		Pro Forma Combined

Sales	$12,297,869	$69,373	$18,430					$12,385,672

Costs and Expenses:
Cost of services provided	11,173,725	51,903	12,862					11,238,490
Depreciation and amortization	503,123	342	83			$3,692	a)	507,240
Selling and general corporate expenses	183,492	13,804	3,373	$276	b)			200,945

	11,860,340	66,049	16,318	276		3,692		11,946,675

Operating Income	437,529	3,324	2,112	(276)		(3,692)		438,997
Interest and Other Financing Costs, net	472,305	995	1	(276	) b)	(700	) b)	472,325

Income (Loss) Before Income Taxes	(34,776)	2,329	2,111	—		(2,992)		(33,328)
Provision (Benefit) for Income Taxes	(27,865)	418	264	—		(175	) c)	(27,358)

Net income (loss)	$(6,911)	$1,911	$1,847	$—		$(2,817)		$(5,970)

See accompanying notes to unaudited pro forma condensed combined financial statements.

ARAMARK CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

NOTE 1—DESCRIPTION OF TRANSACTION

On October 30, 2009, ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited, subsidiaries of ARAMARK Corporation (the “Company”), completed the acquisition of the facilities management and property management businesses of Veris plc, an Irish company, (the “Group”) for consideration of approximately €50.2 million (approximately $73.9 million) in cash. These business interests include Vector, IEFM Ltd, Premier Property Management, Orange, Glenrye and Irish Estates Management, all of which are companies that were owned by Veris plc.

NOTE 2—BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates (for example estimates as to the value of intangible assets) and the final acquisition accounting will occur and these differences could have a significant impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined balance sheet assumes that the acquisition of the Group took place on October 2, 2009, the end of the Company’s 2009 fiscal year, and combines the Company’s audited October 2, 2009 balance sheet with the audited balance sheet of the Group as of October 31, 2009.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 2, 2009 assumes that the acquisition of the Group took place on October 4, 2008, the first day of the Company’s 2009 fiscal year. The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 2, 2009 combines the Company’s audited consolidated statement of operations for the fiscal year ended October 2, 2009 with the Group’s audited combined statement of operations for the ten months ended October 31, 2009 and the Group’s unaudited combined statement of operations for the two months ended December 31, 2008.

The pro forma condensed combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the period presented or that will be achieved by the Company or the combined Company in the future.

The Group’s financial statements were prepared in accordance with accounting principles generally accepted in Ireland (“Irish GAAP”). Certain adjustments have been made to the historical financial statements of the Group to conform to U.S. GAAP (see Note 4). In addition, certain reclassifications have been made to the historical financial statements of the Group to conform with the Company’s presentation, primarily related to the presentation of depreciation and amortization.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 3—CONVERSION OF HISTORICAL FINANCIAL STATEMENTS OF THE GROUP TO UNITED STATES DOLLARS

The audited condensed combined balance sheet of the Group at October 31, 2009 is reported in euros. Presented below is a schedule that reflects the translation of the financial position of the Group at October 31, 2009 into U.S. dollars. The Group’s balance sheet data was translated from euros to U.S. dollars using an exchange rate of €1 = US$1.4719:

	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. October 31, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. October 31, 2009
	€	US$
ASSETS

Current Assets:
Cash and cash equivalents	€6,005	$8,839
Receivables	10,354	15,240
Inventories	262	386
Prepayments and other current assets	1,525	2,245

Total current assets	18,146	26,710

Property and Equipment, net	683	1,005
Investment in Subsidiaries	14,045	20,673

	€32,874	$48,388

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Current maturities of long-term borrowings	€68	$100
Accounts payable	8,954	13,179
Accrued expenses and other current liabilities	5,384	7,926

Total current liabilities	14,406	21,205

Long-Term Borrowings	44	65
Deferred Income Taxes and Other Noncurrent Liabilities	678	998
Shareholder’s Equity:
Common stock	337	496
Capital surplus	9,835	14,476
Earnings retained for use in the business	5,669	8,344
Accumulated other comprehensive income	1,905	2,804

Total shareholder’s equity	17,746	26,120

	€32,874	$48,388

The audited condensed combined statement of operations of the Group for the ten months ended October 31, 2009 and the unaudited condensed combined statement of operations for the Group for the two months ended December 31, 2008 are reported in euros. Presented below is a schedule that reflects the translation of the results of operations data of the Group for the ten months ended October 31, 2009 and the two months ended December 31, 2008 into U.S. dollars. The Group’s statements of operations data were translated from euros to U.S. dollars using an average exchange rate of €1 = US$1.3673:

	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Ten Months Ended October 31, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Ten Months Ended October 31, 2009	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Two Months Ended December 31, 2008	Subsidiaries of ARAMARK Ireland Holdings Ltd. and ARAMARK Investments Ltd. Two Months Ended December 31, 2008
	€	US$	€	US$

Sales	€50,737	$69,373	€13,479	$18,430

Costs and Expenses:
Cost of services provided	37,960	51,903	9,407	12,862
Depreciation and amortization	250	342	61	83
Selling and general corporate expenses	10,096	13,804	2,467	3,373

	48,306	66,049	11,935	16,318

Operating Income	2,431	3,324	1,544	2,112
Interest and Other Financing Costs, net	728	995	1	1

Income Before Income Taxes	1,703	2,329	1,543	2,111
Provision for Income Taxes	306	418	193	264

Net income	€1,397	$1,911	€1,350	$1,847

All U.S. GAAP adjustments in Note 4 and pro forma adjustments in Notes 5 and 6 were also translated from euros into U.S. dollars using the exchange rates noted above.

NOTE 4—UNAUDITED U.S. GAAP ADJUSTMENTS

As discussed in Note 2, certain adjustments have been made to the historical financial statements of the Group to conform to U.S. GAAP.

a) The unaudited pro forma condensed combined balance sheet includes the following U.S. GAAP adjustment:

•

Certain companies in the Group have operational control over funds received in advance from clients to fund the management of property services. These funds are not recognized on the balance sheet of the Group under Irish GAAP but represent assets and liabilities under U.S. GAAP. The amount of funds received in advance from clients at October 31, 2009 not recognized on the Group’s balance sheet was €18,151 ($26,716).

b) The unaudited pro forma condensed combined statement of operations includes the following U.S. GAAP adjustment:

•

Under Irish GAAP, the interest cost component of net periodic pension cost is included in “Interest and Other Financing Costs, net.” Under U.S. GAAP, the interest cost component for the Group’s defined benefit pension plan is included in “Selling and general corporate expenses.” The interest cost component of net periodic pension cost that has been reclassified from “Interest and Other Financing Costs, net” to “Selling and general corporate expenses” for the year ended October 2, 2009 was €202 ($276).

NOTE 5—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED BALANCE SHEET

a) The adjustment to cash and cash equivalents includes the elimination of the cash and cash equivalents balance of the Group of €6,005 ($8,839) since the purchase price of approximately €50.2 million (approximately $73.9 million) was net of the cash acquired.

b) The following table sets forth the pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of October 2, 2009 related to the preliminary allocation of the purchase price for the acquisition of the Group (amounts in US$):

Purchase price		$73,932
Less: Net assets acquired (excludes cash and cash equivalents acquired of $8,839)		(3,392)

Purchase price in excess of net assets acquired		77,324
Allocations to net assets acquired:
Customer relationship assets (1)	39,742
Deferred income taxes (2)	(4,968)

Preliminary adjustments to net assets acquired		34,774

Pro forma adjustment to goodwill (3)		$42,550

(1)	Customer relationship assets are required to be measured at fair value. The fair value of these customer relationship assets is normally determined primarily through the use of the “income approach,” which requires an estimate or forecast of all the expected future cash flows through the use of the multi-period excess earnings method. At this time, the Company does not have sufficient information as to the amount, timing and risk of the estimated future cash flows needed to value the customer relationship assets. Some of the more significant assumptions inherent in the development of estimated cash flows, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of revenue, sales and marketing expenses and working capital/contributory asset charges) and the discount rate selected to measure the risks inherent in the future cash flows. However, for purposes of these unaudited pro forma condensed combined financial statements, using currently available information, such as the Group’s historical and projected revenues, customer attrition rates, cost structure, and certain other high-level assumptions, the fair value of the customer relationship assets was estimated by the Company. The estimated value of the customer relationship assets of $39,742 has a weighted average useful life of 10 years and will be amortized over such period. This preliminary estimate of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a significant impact on the unaudited pro forma condensed combined financial statements.
(2)	Represents the estimated deferred taxes related to the preliminary purchase accounting adjustments calculated at an effective tax rate of 12.5%.
(3)	Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the fair values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but rather subject to a fair value impairment test at least annually. In addition, there may be other fair value adjustments that we have not yet estimated that could affect the calculation of goodwill.

c) Since the Company acquired 100% of the outstanding common stock of the Group, the historical investment in subsidiaries and equity balances of the Group have been eliminated.

NOTE 6—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED STATEMENT OF OPERATIONS

a) Represents the amortization of customer relationship assets based upon the preliminary estimates of fair value and useful life in Note 5 b(1).

b) Since the Company purchased the Group with cash and incurred no additional debt as a result of the acquisition, all net interest expense of the Group except the interest expense related to its capital leases was eliminated as the interest expense in the combined statement of operations primarily related to long-term borrowings repaid by Veris plc with the proceeds of the acquisition of the Group by the Company.

c) Represents the following two adjustments to the provision (benefit) for income taxes:

•	The income tax effect of the pro forma adjustments noted above, calculated at an effective tax rate of 35.0%.

•

An adjustment was recorded to conform the provision for income taxes of the Group’s audited condensed combined statement of operations for the ten months ended October 31, 2009 and the Group’s unaudited condensed combined statement of operations for the two months ended December 31, 2008 to 35.0%, the Company’s statutory income tax rate.